Exhibit 10.5

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'). NO SALE OR DISPOSITION OF THIS PROMISSORY NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO OBLIGATOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

Up to $150,000	February 1, 2014
Torrance CA 90501

For value received, Smack Sportswear, a Nevada corporation, located at 20316 Gramercy Place, Torrance, CA 90501 ("Obligator") promises to pay to Bill Kotlar, an individual and resident of California, or his assigns ("Holder") the principal sum of up to $150,000 (the "Credit Limit"), or such lesser amount as Holder shall advance to Obligator in accordance with Section 1 hereof, together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.
This note (the "Note") is issued pursuant to the terms of the Line of Credit Agreement (as amended from time to time, the "Agreement") dated herewith, by and between Obligator and the Holder.  Capitalized terms used in this Note and not otherwise defined herein have the meaning given such terms in the Agreement.
1.            Principal Amounts. Subject to the terms and conditions of the Agreement, Holder agrees to advance that amount of funds to the Obligator upon Loan Requests by the Obligator, such that the amount of principal advanced hereunder and not then-repaid shall not exceed the Credit Limit.  Schedule A hereto, as amended from time to time, shall set forth the amount and date of any such advances, and any repayments made by the Obligator of advanced principal and accrued interest thereon.  The outstanding principal amount of this Note and all accrued interest thereon (collectively, the "Outstanding Balance") shall be due and payable on or before December 31, 2016 and subject to the terms and conditions of the Agreement.
2.            Interest Rate. The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate per annum equal to ten (10%) APR.
3.            Attorneys' Fees. Obligator shall pay all fees, costs and expenses (including court costs and attorneys' fees) incurred by Holder in connection with enforcing and collecting this Note, and in connection with any amendment, modification or supplement to this Note, whether by negotiation, legal proceedings or otherwise.
4.            Events of Default. The Agreement provides for acceleration of the obligations due hereunder upon Events of Default, as defined in the Agreement.

5.            Certain Waivers. Obligator hereby waives demand, notice, presentment, protest and notice of dishonor.

6.            Governing Law. This Note and all disputes arising out of or relating to this Note shall be governed by and construed under the laws of the State of Nevada, as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada, without giving effect to conflict of laws principles that would cause the application of the laws of any other jurisdiction. Any proceeding in connection with the interpretation or enforcement of this Note shall take place in any federal or state court located in Orange County, Nevada.

7.            Amendment; Waiver, No amendment, modification, termination or waiver of any provision of this Note nor consent to any departure by Holder therefore, shall in any event be effective unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
8.            Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Obligator and shall extend to any Holder hereof. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of Obligator' obligation to pay such interest and principal. This Note is freely assignable by any Holder hereof.

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IN WITNESS WHEREOF, this Note is duly executed and delivered as of the date first above written.
Smack Sportswear

/s/ Bill Sigler                      2/1/14
Bill Sigler                        Date
Principal Executive Officer

Note Holder

/s/ Bill Kotlar                       2/1/14
Bill Kotlar                          Date

Schedule A

Advances and Repayments

Date of Advance or Repayment (as indicated)	Amount

$80,000 (Already Loaned to the Company)
$ 1,000 (Accounting Fees Paid)

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